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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 21, 1995 and to all references to our Firm included in or made a part of this registration statement. It should be noted that we have not examined any financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 1, 1996